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                                                                   Exhibit 10.11

                               QK HEALTHCARE, INC.

                     MANAGEMENT COMPENSATION INCENTIVE PLAN

                                    ARTICLE I

                                     GENERAL

SECTION 1.1 PURPOSE. The purpose of this Management Compensation Incentive Plan (the "Plan") is to advance the interests of the stockholders of QK Healthcare, Inc. (the "Company") by providing performance-based incentives to senior executives of the Company.

SECTION 1.2 DEFINITIONS. As used in the Plan, the following terms shall have the following meanings:

         "Award" means, the Target Award, the Threshold Award or the Superior Award payable to each Participant, as determined by the Committee pursuant to
Section 2.2(b) of the Plan after application of the Committee's discretion pursuant to Section 2.2(c) of the Plan.

         "Board of Directors" means the Board of Directors of the Company.

         "Cause" means (1) the Participant's willful malfeasance in the performance of any of his or her duties and responsibilities if such malfeasance does or would in the future materially adversely affect the Company, (2) the Participant's fraud with respect to the business affairs of the Company or willful dishonesty, provided that such dishonesty materially adversely affects the Company, (3) the Participant's conviction of a felony crime, or (4) chronic alcohol abuse or illegal drug abuse by the Participant, provided that such abuse renders the Participant incapable of performing the essential duties of his or her position with or without reasonable accommodation or (5) the participant's repeated failure to perform any of the material duties and responsibility of his or her position or the instruction or directions of his or her superior or the Board of Directors.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Committee" means the Compensation Committee of the Board of Directors.

         "Good Reason" means (1) the Participant is required to relocate his or her principal office from its current location in Ronkonkoma, New York, to an office a driving distance of 100 or more miles away from the Participant's present home, (2) the Participant's duties or responsibilities are materially reduced by the Company (except if the Participant's duties or responsibilities are materially reduced because the Participant has substantially failed to perform such duties or responsibilities as determined by the Board of Directors of the Company).

         "Incentive Pool" means, with respect to each Performance Period, the total amount of dollars available to be paid to all Participants. This amount shall not exceed the aggregate amount of the potential Superior Awards payable to all of the Participants in each Performance
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Period. It shall be allocated among the Participants in the manner determined by the Committee in accordance with the Plan.

         "Participants" means, with respect to each Performance Period, the Tier I Executive, the Tier II Executive, the Tier III Executive, the Tier IV Executive or the Tier V Executive and any other officers selected by the Committee in its discretion. A person who during part of such Performance Period has held such office shall participate on a proportional basis reflecting the portion of the Performance Period during which he or she has held such office.

         "Performance Measures" means performance goals and objectives, which shall be based on any of the following performance criteria, either alone or in any combination, as the Committee may determine: cash flow; cash flow from operations; earnings per Common share; earnings per Common share from continuing operations; income before income taxes; income before income taxes, depreciation and amortization; income from continuing operations; net asset turnover; net income; operating income; operating margin; return on equity; return on net assets; return on total assets; return on total capital; sales; economic value added; and total return to stockholders. For any Performance Period, Performance Measures may be determined on an absolute basis or relative to internal goals or relative to levels attained in years prior to such Performance Period or related to other companies or related to Participants predetermined individual business objectives. For any Performance Period, the Committee shall provide whether and how the Performance Measures shall be adjusted in the event of any or all of the following items: extraordinary, unusual or non-recurring items; effects of changes in applicable laws, regulations or accounting principles; effects of currency fluctuations; effects of financing activities (e.g., effect on earnings per share of issuance of convertible debt securities); realized or unrealized gains and losses on securities; expenses, charges or credits for restructuring initiatives, productivity initiatives or for impaired assets; non-cash items (e.g., amortization, depreciation or reserves); other non-operating items; write downs of intangible assets, property, plant or equipment, investments in business units and securities resulting from the sale of business units; spending for acquisitions; and effects of any recapitalization, reorganization, merger, acquisition, divestiture, consolidation, spin-off, split-off, combination, liquidation, dissolution, sale of assets, or other similar corporate transaction or event.

         "Performance Period" means each consecutive twelve-month period commencing November 1 of each year.

         "Superior Award" means, for each Participant, 200% of Participant's Target Award.

         "Target Award" means, for each Participant, the percentage of such Participant's base salary as follows:

         Tier I Executive - 100% of base salary
         Tier II Executive - 100% of base salary
         Tier III Executive - 75% of base salary
         Tier IV Executive - 10% of base salary
         Tier V Executive - 30% of base salary

         At the Committee's discretion, Participants will be assigned to a Tier after considering, among other things, job responsibilities business experience and seniority.


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         "Threshold Award" means, for each Participant, 50% of such
Participant's Target Award.


SECTION 1.3 ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Committee; provided, however, that (i) the number of directors on the Committee shall not be less than two and (ii) each member of the Committee shall be an "outside director" within the meaning of Section 162(m)(4) of the Code. The Committee may adopt its own rules of procedure, and the action of a majority of the Committee, taken at a meeting, or taken without a meeting by unanimous written consent of the members of the Committee, shall constitute action by the Committee. The Committee shall have the power and authority to administer, construe and interpret the Plan, to make rules for carrying it out and to make changes in such rules.

                                   ARTICLE II

                                     AWARDS

SECTION 2.1 AWARDS. The Committee may make Awards to Participants with respect to each Performance Period, subject to the terms and conditions set forth in the Plan.

SECTION 2.2 TERMS OF AWARDS.

         (a) Establishment of Performance Measures. Within 90 days after the commencement of each Performance Period (or prior to such later date as permitted by, or such earlier date as required by, Section 162(m) of the Code and the regulations promulgated thereunder), the Committee shall establish in writing for such Performance Period the Performance Measure for each Participant. The Committee shall cause each Participant to be notified in writing of (i) his or her selection as a Participant and (ii) the formula for determining the Performance Measure for the Performance Period.

         (b) Satisfaction of Performance Measures. The Committee shall, promptly after the date on which all necessary financial or other information for a particular Performance Period becomes available, in the manner required by
Section 162(m) of the Code, certify the degree to which each of the Performance Measures has been attained and with respect to each Participant, the amount of the Participant's Award, if any. Subject to Section 2.2(c), if the Participant:

                  (i) Exceeds the Performance Measure by 25% for the applicable Performance Period, the Participant shall be entitled to receive the Superior Award;

                  (ii) Meets the Performance Measure(s) for the applicable Performance Period, the Participant shall be entitled to receive the Target Award;

                  (iii) Fails to meet the Performance Measure by less than 25% for the applicable Performance Period, the Committee may, in its discretion, grant the Threshold Award.

         (c) Committee's Discretion. Notwithstanding anything in the Plan to the contrary, the Committee may, in its sole discretion, reduce but may not increase, any Award. In exercising its


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discretion, the Committee may use such objective or subjective factors as it determines to be appropriate in its sole discretion. The determination by the Committee as to the terms of any of the foregoing adjustments shall be conclusive and binding. No part of any potential Award for any Performance Period which is not actually awarded to a Participant because of any reduction permitted by this Section 2.2(c) or required by Section 2.3 shall be available for award to any other Participant whose actual compensation for such period is subject to Section 162(m) of the Code.

         (d) After the end of each Performance Period when the amount of each Participant's Award has been determined, the Committee shall cause each Participant to be provided with written notice of the amount of his or her Award, if any. Awards shall become payable in cash as promptly as practicable after the certifications described in this Section 2.2 have been made by the Committee.

SECTION 2.3 CHANGES IN STATUS DURING PERFORMANCE PERIODS

         (a) Disability. A Participant shall be deemed "permanently disabled" if, because of physical or mental condition, the Participant is unable for a period of at least one year to perform the principal duties of his/her occupation as determined by a Company-approved physician. A Participant shall receive a pro rata share of any Award earned by such Participant based on the number of full months worked for the Performance Period in which the disability started. Any Award payable under this Section 2.3(a) shall be payable in accordance with Section 2.2(d).

         (b) Death. The designated beneficiaries of a Participant shall receive a pro rata share of any Award earned by such Participant based on the number of full months worked in the Performance Period in which the Participant dies. Any Award payable under this Section 2.3(b) shall be payable in accordance with
Section 2.2(d).

         (c) Retirement. A Participant who retires from the Company upon or after reaching age 55 shall receive a pro rata share of any Award earned by such Participant based on the number of full months worked for the Participation Period in which he/she retires. Any Award payable under this Section 2.3(c) shall be payable in accordance with Section 2.2(d).

         (d) Resignation or Termination for Cause. Termination of employment for Cause or voluntary termination by a Participant shall result in the forfeiture of any Award for the Participation Period in which employment terminates.

         (e) Termination without Cause or for Good Reason. A Participant who is terminated without Cause or resigns for Good Reason, will receive the full amount of any Award for the Participation Period in which employment terminates. Any Award payable under this Section 2.3(e) shall be payable in accordance with
Section 2.2(d).

SECTION 2.4 LIMITATIONS ON AWARDS. The maximum amount of an Award to any Participant for any Performance Period shall not exceed $1.5 million. No part of the amount of any Incentive Pool for any Performance Period which is not awarded in such Performance Period may be carried forward for award in subsequent Performance Periods.


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SECTION 2.5 DEFERRAL OF PAYMENT OF AWARDS. Notwithstanding Section 2.2(d), the
Committee may, in its sole discretion, upon the request of a Participant, determine that the payment of an Award (or a portion thereof) to the Participant shall be deferred and when such deferred Award shall be paid and over what period of time. The Committee shall have discretion to provide for the payment of an amount equivalent to interest, at such rate or rates fixed by the Committee or based on one or more predetermined investments selected by the Committee, on any such deferred Award.

                                   ARTICLE III

                                  MISCELLANEOUS

SECTION 3.1 RESTRICTION ON TRANSFER. The rights of a Participant with respect to amounts payable under the Plan shall not be transferable by such Participant, otherwise than by will or the laws of descent and distribution.

SECTION 3.2 TAX WITHHOLDING. The Company shall have the right to deduct from all payments made under the Plan to a Participant or to a Participant's beneficiary or beneficiaries any Federal, state or local taxes required by law to be withheld with respect to such payments.

SECTION 3.3 SOURCE OF PAYMENTS. The Company shall not have any obligation to establish any separate fund or trust or other segregation of assets to provide for payments under the Plan. To the extent any person acquires any rights to receive payments hereunder from the Company, such rights shall be no greater than those of an unsecured creditor.

SECTION 3.4 EMPLOYMENT RIGHTS AND OTHER BENEFIT PROGRAMS. The provisions of the Plan shall not give any Participant any right to be retained in the employment of the Company. In the absence of any specific agreement to the contrary, the Plan shall not affect any right of the Company, or of any affiliate of the Company, to terminate, with or without Cause, any Participant's employment at any time. The Plan shall not replace any contract of employment between the Company and any Participant, but shall be considered a supplement thereto. To the extent any of term or condition of the Plan is inconsistent with any term or condition of any such contract of employment, the terms and conditions of such contract of employment shall govern. The Plan is in addition to, and not in lieu of, any other employee benefit plan or program in which any Participant may be or become eligible to participate by reason of employment with the Company. Notice of any such amendment, suspension or termination shall be given promptly to each Participant.

SECTION 3.5 AMENDMENT AND TERMINATION. The Board of Directors may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part. No termination or amendment of the Plan may, without the consent of the Participant to whom an Award has been determined for a completed Performance Period but not yet paid, adversely affect the rights of such Participant in such Award, nor shall any amendment increase the amount payable to a Participant for a Performance Period if such amendment is made after an Award has been determined for a completed Performance Period but not yet paid. Notice of any such amendment, suspension or termination shall be given promptly to each Participant.


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SECTION 3.6 GOVERNING LAW. The Plan and all rights and Awards hereunder shall be construed in accordance with and governed by the laws of the State of New York.

SECTION 3.7 SEVERABILITY. If any provision of the Plan is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan, such provision shall be stricken as to such jurisdiction, and the remainder of the Plan shall remain in full force and effect.

SECTION 3.8 EFFECTIVE DATE. The Plan shall be effective as of November 1, 2000, subject to the approval thereof by the stockholders of the Company. Such approval shall meet the requirements of Section 162(m) of the Code and the regulations thereunder. If such approval is not obtained, then the Plan shall not be effective.


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